EXECUTION COPY

NEITHER THIS PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. IN ADDITION TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS NOTE, NEITHER THIS NOTE NOR SUCH SECURITIES MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO maker’S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN TO PAYMENTS OF CERTAIN SENIOR INDEBTEDNESS OF MAKER. THE PAYEE OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AND THE MAKER OF THIS NOTE, BY MAKING THIS NOTE, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS OF THIS PROMISSORY NOTE.

AMENDED AND RESTATED PROMISSORY NOTE

Amount: $2,100,000 Amended and Restated on November 19, 2013 With an Effective Date of November 19, 2013 With an Effective Date of the Original Note of December 31, 2012

PAYEE:	MAKER:
JFC Technologies, LLC P.O. Box 266 Bound Brook, NJ 08805	Cyalume Technologies Holdings, Inc. 96 Windsor Street West Springfield, MA 01089

The undersigned Maker is indebted to Payee under that certain Promissory Note dated December 31, 2012, in the original principal amount of $2,100,000 (the “Original Note”). The Original Note was issued pursuant to, and evidences indebtedness of Maker to Payee arising under, that certain Amendment Agreement, dated December 27, 2012, by and among Payee, Maker, Cyalume Specialty Products, Inc., and James G. Schleck (the “Amendment Agreement”). Capitalized terms used and not otherwise defined in this Note shall have the meanings given to them in the Amendment Agreement.

In order to document certain amendments to the terms of the Original Note, the Original Note is being surrendered and exchanged for, and the unpaid principal balance of the indebtedness evidenced thereby is being merged into and will hereafter be evidenced by, this Amended and Restated Promissory Note (this “Note”).

FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of Payee, at the location indicated at the beginning of this Note, or at such other place as may be designated by Payee, the principal amount of TWO MILLION ONE HUNDRED THOUSAND DOLLARS ($2,100,000) (the “Principal Amount”), together with interest on the outstanding Principal Amount hereunder, all in accordance with the provisions set forth herein.

1. Interest Rate. Interest shall accrue and be payable on the unpaid Principal Amount from the Effective Date of the Original Note until paid in full at the rate of twelve percent (12%) per annum (and, for the avoidance of doubt, interest under the Original Note shall be re-computed from the Effective Date of the Original Note through the date hereof at such rate); provided, however, that if the entire unpaid Principal Amount and all accrued and unpaid interest (collectively, the “Amount Due”), is not paid in full on the Maturity Date (as defined in Section 2(a) below), the unpaid Principal Amount shall bear interest at the rate of fifteen percent (15%) per annum, calculated on a retroactive basis from the Effective Date of the Original Note until the Amount Due plus all further accrued and unpaid interest is paid in full. Interest shall not be compounded, and shall be calculated on the basis of a 365 day year.

2. Repayment Terms.

(a) The entire unpaid Principal Amount and all accrued and unpaid interest shall be due and payable in full on December 31, 2016 (the “Maturity Date”), subject to the terms of Section 7A below dealing with acceleration upon a Refinancing (as defined in Section 7A(b) below) or a Change of Control (as defined in Section 7A(d) below).

(b) If the Granite Creek Debt (as defined in Section 8(a) below) is paid in full prior to the Maturity Date, then any accrued and unpaid interest hereunder shall be payable on the last day of each month, commencing with the first full month following the repayment in full of the Granite Creek Debt.

2A. Key Man Life Insurance.

(a) At all times from and after the Effective Date until the payment in full of the then outstanding Amount Due, Maker shall use its best efforts to maintain (at its sole expense) one or more “key man” life insurance policies insuring the life of James G. Schleck with a payment-on-death amount totaling $2,500,000. Maker shall provide to James G. Schleck (or after his death, to his estate) a copy of said insurance policy(ies) and related declaration pages from time to time as reasonably requested by James G. Schleck (or after his death, by his estate).

(b) If, prior to the payment in full of the Amount Due, Maker receives any proceeds under that certain “key man” life insurance policy with respect to James G. Schleck currently held by Maker, then subject to the notice requirement in Section 2A(c) below, Maker shall promptly make a prepayment of this Note equal to the lesser of (i) $1,500,000, (ii) the Amount Due, and (iii) the net cash proceeds actually received from such key man life insurance policy (the “Life Insurance Amount”).

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(c) Unless and until the Conversion Option has been exercised in full, in order to afford Payee an opportunity to determine whether to exercise the Conversion Option in full, in part, or not, Maker shall provide to Payee thirty (30) days’ prior written notice (“Life Insurance Notice”), with a copy by confirmed email to Susan S. Kleiner (susan@skleinerlaw.com) and Lance A. Kawesch (lkawesch@kaweschlaw.com), or such other recipient and email address(es) as Payee may specify by written notice to Maker, of Maker’s intent to pay the Life Insurance Amount, including the value of the Life Insurance Amount. In such event, if Payee (i) does not exercise its Conversion Option within the first twenty five (25) days following its receipt of the Life Insurance Notice, or (ii) within the first twenty five (25) days following its receipt of the Life Insurance Notice, exercises its Conversion Option in an amount less than the Life Insurance Amount, then Maker shall, on the thirtieth (30th) day following the Life Insurance Notice (the “Life Insurance Payment Date”), pay to Payee the Life Insurance Amount, reduced by the amount, if any, that Payee converted into equity pursuant to the Conversion Option. If Payee exercises the Conversion Option in an amount equal to or exceeding the Life Insurance Amount, then (i) Maker shall not pay the Life Insurance Amount to Payee, and (ii) Maker shall retain the Life Insurance Amount.

3. Optional Conversion.

(a) At any time on or after the date hereof, but subject to the terms and conditions set forth in this Section 3, a portion of the Principal Amount shall be convertible into equity securities of Maker, at the option of Payee, as follows: up to $1,000,000 of the Principal Amount shall be convertible into such number of shares of Maker’s Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), as is determined by dividing (X) that portion of the Principal Amount (not to exceed $1,000,000) that Payee elects to convert by (Y) the Conversion Price (as defined below) then in effect (the “Conversion Option”); provided that in no event may more than $1,000,000 of the Principal Amount be converted in the aggregate pursuant to the Conversion Option.

(b) As used herein, “Conversion Price” means $32.50 per share of Series A Preferred Stock, subject to adjustment as provided herein. The Conversion Price shall be subject to adjustment from time to time as follows:

(i) If, at any time on or after the date hereof, the number of outstanding shares of Series A Preferred Stock is increased by a stock split, stock dividend, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Series A Preferred Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

(ii) If, at any time after the date hereof, there shall be (A) any reclassification or change of the outstanding shares of Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (B) any consolidation or merger of Maker with any other entity (other than a merger in which Maker is the surviving or continuing entity and its capital stock is unchanged), (C) any sale or transfer of all or substantially all of the assets of Maker, or (D) any share exchange pursuant to which all of the outstanding shares of Series A Preferred Stock are converted into other securities or property (each of (A) - (D) above being a “Corporate Change”), then Payee shall thereafter have the right to receive upon conversion pursuant to Section 3(a) above, in lieu of the shares of Series A Preferred Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Series A Preferred Stock which would have been issuable upon such conversion had such Corporate Change not taken place.

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(c) The Conversion Option may be exercised by Payee at any time that any portion of the Principal Amount remains outstanding, subject to the terms, conditions and limits set forth herein. Payee may exercise the Conversion Option by delivering a written notice to Maker of its election to so convert (a “Conversion Notice”). A Conversion Notice shall be irrevocable and shall state the aggregate portion of the Principal Amount to be converted pursuant to Section 3(a) above.

(d) Upon the conversion of this Note pursuant to Section 3(a) above, Payee shall deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement reasonably acceptable to Maker whereby Payee agrees to indemnify Maker from any loss incurred by it in connection with the loss or destruction this Note) for cancellation, and Maker shall deliver to Payee (i) a certificate representing that number of shares of Series A Preferred Stock into which a portion of the Principal Amount has been converted, and (ii) a new promissory note representing the balance of the Amount Due following such conversion.

(e) In addition, upon the conversion of this Note upon the exercise of the Conversion Option, with respect to the first $499,980 of the Principal Amount in the aggregate that is so converted, Maker shall issue to Payee, for no additional consideration, (i) warrants to purchase, for each $6.50 of the Principal Amount so converted, ten shares of Maker’s common stock, par value $0.001 per share (the “Common Stock”) (such that, if $499,980 of the Principal Amount is converted pursuant to Section 3(a), Payee shall receive warrants to purchase 769,200 shares of Common Stock) (the “Common Stock Warrants”), and (ii) warrants to purchase, for each $32.50 of the Principal Amount so converted, one share of Series A Preferred Stock (the “Preferred Stock Warrants” and, together with the Common Stock Warrants, the “Warrants”). For the avoidance of doubt, Payee shall not be entitled to receive any Warrants upon conversion of any portion of the Principal Amount in excess of $499,980 in the aggregate. The Warrants issued hereunder shall be of like tenor and terms as the comparable warrants issued to US VC Partners, L.P. (the “Series A Purchaser”) on or about the amended and restated date hereof, including, in the case of the Common Stock Warrants, an exercise price of $0.65 per share, and in the case of the Preferred Stock Warrants, an exercise price of $0.05 per share and the restrictions on exercisability set forth in the preferred stock warrants issued to the Series A Purchaser. The number of shares issuable pursuant to such Warrants and the exercise price of such Warrants shall be equitably adjusted in the event of any stock dividend, stock split, combination or similar recapitalization affecting the Common Stock (in the case of the Common Stock Warrants) or the Series A Preferred Stock (in the case of the Preferred Stock Warrants) between the date hereof and the issuance of such Warrants.

(f) Notwithstanding anything to the contrary contained herein, as a condition to Payee exercising its Conversion Option with respect to any portion of the Principal Amount in excess of $499,980, if at the time of such proposed conversion the Series A Purchaser or its affiliates continues to beneficially own any shares of Series A Preferred Stock, Payee shall execute and deliver to the Series A Purchaser a written proxy, granting the Series A Purchaser an irrevocable proxy, in form and substance reasonably satisfactory to the Series A Purchaser, to vote any shares of Series A Preferred Stock issued to Payee upon conversion of any portion of the Principal Amount in excess of $499,980 (which proxy shall remain in effect for so long as the Series A Purchaser or its affiliates continue to beneficially own any shares of Series A Preferred Stock).

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4. Prepayments.

(a) Not more often than once per calendar month, Maker may prepay this Note without penalty in part or in full at any time and from time to time prior to the Maturity Date. There shall be no prepayment penalty as a result of any prepayment of the Amount Due made in accordance with the terms of this Note.

(b) Unless and until the Conversion Option has been exercised in full, in order to afford Payee an opportunity to determine whether to exercise the Conversion Option in full, in part, or not, Maker shall provide to Payee thirty (30) days’ prior written notice (“Prepayment Notice”), with a copy by confirmed email to James G. Schleck (to both jamieschleck@gmail.com and schleckjg@cyalume.com, or such other recipient and email address(es) as Payee may specify by written notice to Maker), of Maker’s intent to prepay this Note, including the amount of the prepayment (“Prepayment Amount”). In such event, if Payee (i) does not exercise its Conversion Option within the first twenty five (25) days following its receipt of the Prepayment Notice, or (ii) within the first twenty five (25) days following its receipt of the Prepayment Notice, exercises its Conversion Option in an amount less than the Prepayment Amount, then Maker shall, on or before the thirtieth (30th) day following the Prepayment Notice (the “Prepayment Date”), prepay to Payee the Prepayment Amount, reduced by the amount, if any, that Payee converted into equity pursuant to the Conversion Option. If Payee notifies Maker that it will not exercise its Conversion Option, Maker may pay to Payee the Prepayment Amount specified in the applicable Prepayment Notice at any time on or before the applicable Prepayment Date. If Payee exercises the Conversion Option in an amount equal to or exceeding the Prepayment Amount, then Maker may not prepay the Prepayment Amount specified in the applicable Prepayment Notice .

5. Application of Payments. All payments received hereunder shall be applied first to the payment of any and all expenses and/or charges payable hereunder, then to interest due and payable, with the balance applied to the Principal Amount.

6. Events of Default. For purposes of this Note, the term “Event of Default” shall mean the occurrence of any of the following:

(a) The failure of Maker to make any payment of amounts due (i) on Maker’s debt owed to TD Bank, or under the Granite Creek Debt, in each case if such failure is not cured by Maker or waived by the applicable lender within thirty (30) days after the first date of such failure, or (ii) under this Note when the same shall become due and payable;

(b) An Insolvency Proceeding (as defined in Section 6(g) below) is commenced by Maker or any direct or indirect subsidiary of Maker (“Subsidiary”);

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(c) An Insolvency Proceeding is commenced against Maker or any Subsidiary, and any of the following events occur: (i) Maker or Subsidiary consents to the institution of such Insolvency Proceeding against it, (ii) the petition commencing the Insolvency Proceeding is not timely controverted, (iii) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing or presentation thereof; (iv) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Maker or any Subsidiary, or (v) an order for relief shall have been issued or entered therein;

(d) A material portion of Maker’s or any Subsidiaries’ assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third person and the same is not discharged before the earlier of thirty (30) days after the date it first arises or five (5) days prior to the date on which such property or asset is subject to forfeiture by Maker or the applicable Subsidiary;

(e) Maker or any Subsidiary is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; or

(f) The indictment of Maker or any Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against Maker or any Subsidiaries, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any governmental authority of a substantial portion of the property of Maker or any Subsidiaries.

(g) “Insolvency Proceeding” means any proceeding commenced under any provision of the Bankruptcy Code (Title 11 of the United States Code, as in effect from time to time) or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

7. Remedies Upon Default. Upon the occurrence of an Event of Default, at the option of Payee, the entire balance outstanding hereunder and all other obligations of Maker to Payee hereunder shall become immediately due and payable, and Payee shall have all rights and remedies available at law or in equity.

7A. Acceleration.

(a) Upon written notice from Payee to Maker, Payee shall have the right to receive the unpaid Principal Amount and all accrued and unpaid interest in full or in part on the earliest of (i) the Maturity Date (without the need for written notice), (ii) a Refinancing (as defined in Section 7A(b) below) in full of the Existing Senior Debt (as defined in Section 8(a) below), or (iii) a Change of Control (as defined in Section 7A(d) below); provided that in the case of clause (ii) only, Maker shall have at least $5,000,000 in Available Funds (as defined in Section 7A(c) below), after giving effect to the payment in full of all amounts hereunder. In the case of payment in full of all amounts hereunder in connection with a Refinancing or Change of Control, the term “Maturity Date” as used herein means the date of payment in full of all amounts hereunder.

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(b) As used herein, “Refinancing” means any form of refinancing, including paying off existing debt with proceeds from new debt, whether from an existing lender or a new lender, extending the maturity date of existing debt, or increasing (in the case of Maker’s existing debt with TD Bank, NA) or increasing or otherwise changing (in the case of the Granite Creek Debt) the amount of debt or available credit available (excluding, for the avoidance of doubt, any increase in the Granite Creek Debt arising solely from the paid-in-kind provisions of the Granite Creek Debt as in effect on the date hereof).

(c) As used herein, “Available Funds” means the sum of cash, cash equivalents, marketable securities (including freely tradable treasury shares), and available credit under any indebtedness of Maker or its subsidiaries without violating covenants in the written signed loan agreements entered into by Maker or its subsidiaries in connection with the Senior Debt.

(d) As used herein, a “Change of Control” shall be deemed to have occurred if any of the following conditions have occurred: (1) the sale of all or substantially all of the outstanding capital stock of Maker to a third party and subsequent to the transaction Maker’s stockholders of Maker prior to the transaction, together with any affiliates of such holders, hold less than 50% of the voting stock of Maker or such third party, as applicable; or (2) the sale of all or substantially all of Maker’s or CSP’s assets to a third party and subsequent to the transaction Maker’s or CSP’s stockholders hold less than 50% of the stock of said third party.

(e) As used herein, “CSP” means Cyalume Specialty Products, Inc., a Delaware corporation.

(f) Maker shall provide reasonable prior notice to Payee of any Refinancing and any Change of Control.

8. Subordination.

(a) As used in this Note, “Existing Senior Debt” means all indebtedness of Maker arising under any credit agreement, loan agreement, note or other document, agreement or instrument existing as of the date hereof (as the same may be amended subsequent to the date hereof) with Granite Creek Partners Agent, LLC (the “Granite Creek Debt”) or TD Bank, NA; “Senior Debt” means the principal of, premium, if any, interest (including interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payment with respect to or in connection with, and all fees, costs, expenses, reimbursement amounts, indemnities and other amounts accrued or due on or in connection with, indebtedness for borrowed money of Maker, whether outstanding on the date of this Note or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Maker (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), including the Existing Senior Debt, except for: (i) any liability for federal, state, local or other taxes owed or owing by Maker, (ii) any indebtedness of Maker owed to any of its subsidiaries; (iii) any trade payables, or (iv) any indebtedness that is, by its express terms, subordinated in right of payment to any other indebtedness of Maker (collectively, “Junior Debt”); and “Subordinated Debt” means all obligations of Maker now or hereafter existing under or in connection with this Note (whether created directly or acquired by assignment or otherwise), whether for principal, interest (including, without limitation, interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), fees, costs, expenses, indemnities or otherwise.

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(b) Payee, by acceptance of this Note, agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt of Maker, including Senior Debt of Maker incurred, created, assumed or guaranteed after the date hereof, and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt.

(c) The holders of Senior Debt of Maker shall first be entitled to receive payment in full of all amounts due on or in respect of such Senior Debt (including interest after commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Debt of Maker) or provision shall be made for such amount in cash, cash equivalents, marketable securities (including freely tradable treasury shares) or other payments satisfactory to the holders of Senior Debt, before Payee shall be entitled to receive any payment with respect to the Subordinated Debt, in the event of any distribution to creditors of Maker in (i) any liquidation or dissolution of Maker; (ii) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Maker or its property; (iii) any assignment by Maker for the benefit of its creditors; or (iv) any marshalling of Maker’s assets and liabilities.

(d) On the Maturity Date (or if earlier, upon the occurrence of an Event of Default), after payments to the holders of Senior Debt in accordance with Section 8(c) above to the extent payments are then due, the holder of this Note shall be entitled to payment in full of all amounts due on or in respect of this Note (including interest after commencement of any bankruptcy proceeding at the rate specified in this Note) before the holders of any Junior Debt shall be entitled to receive payment with respect to the Junior Debt.

9. Applicable Law, Venue and Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute under or in connection with this Note or the other documents or agreements contemplated hereby or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note (by certified mail or by reputable express courier, such as FedEx) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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10. Representations and Covenants of Payee. Payee hereby represents and warrants to, and covenants with, Maker as follows:

(a) If Payee exercises its conversion rights hereunder, Payee shall acquire the Series A Preferred Stock and Warrants issuable hereunder, any shares of Series A Preferred Stock acquired upon exercise of the Preferred Stock Warrants, and any shares of Common Stock acquired upon conversion or exercise of the Series A Preferred Stock or the Common Stock Warrants (collectively, the “Securities”), solely for its own account and not with a view to, or for sale in connection with, public sale or distribution thereof. Payee does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity. Payee acknowledges that it (i) has such knowledge and experience in financial and business matters such that Payee is capable of evaluating the merits and risks of this Note and the Securities, (ii) is able to bear the financial risks associated with this Note and an investment in the Securities and (iii) has been given full access to such records of Maker and its Subsidiaries and to the officers of Maker and its Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(b) Payee understands that the Securities must be held indefinitely unless the Securities are registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from registration is available. Payee acknowledges that it is familiar with Rule 144 of the rules and regulations of the Securities and Exchange Commission (the “Commission”), as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that Payee has been advised that Rule 144 permits resales only under certain circumstances. Payee understands that to the extent that Rule 144 is not available, Payee will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(c) Payee understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and Maker is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and covenants of Payee set forth herein in order to determine the applicability of such exemptions and the suitability of Payee to acquire the Securities. Payee understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(d) Payee is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act), and Payee has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Payee acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

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(e) In addition to any restrictions on transfer under state or federal securities laws, Payee shall not sell, assign or otherwise transfer (with or without consideration) any shares of Series A Preferred Stock acquired pursuant hereto unless the transferee agrees in writing, for the benefit of Maker (and in form reasonably satisfactory to Maker), not to sell, assign, pledge or otherwise transfer (with or without consideration) the shares of Series A Preferred Stock for a period of six months following the amended and restated date of this Note (in addition to any applicable restrictions on transfer under state or federal securities laws).

(f) So long as Payee, and any subsequent holder of the shares of Series A Preferred Stock, comply with the provisions of Section 10(e) above and all applicable federal and state securities laws, then Payee, and any subsequent holder of the Securities, may sell or otherwise transfer the Securities.

(g) Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY’S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

(g) Notwithstanding the foregoing in this Section 10, upon notice from Payee to Maker, and subject to compliance with any applicable securities laws, Payee may transfer and assign, and Maker shall take all necessary action to effect the transfer and assignment of, shares of Common Stock constituting up to thirty percent (30%) of the Securities to management employees of CSP.

11. Board Seat. In addition to the provisions Section 7 (Board Designation) of the Amendment Agreement, James G. Schleck shall retain the right to be named by Maker as a nominee for election to the Board each time Maker solicits a vote of its stockholders relating to the election of directors for so long as any of the following conditions is satisfied (each, a “Board Designation Condition”): (a) Payee and/or James G. Schleck collectively own at least 10% of the total number of outstanding shares of Maker’s Common Stock, (b) any portion of the indebtedness under this Note remains outstanding, or (c) Payee shall have exercised the Conversion Option and shall continue to beneficially own any shares of Series A Preferred Stock acquired upon such exercise. At any time on or after such date on which none of the Board Designation Conditions is satisfied, James G. Schleck shall, upon receipt of a written request from Maker, immediately resign from the Board.

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12. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note as to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

13. Entire Agreement; Binding Effect. This Note constitutes the entire agreement between Maker and Payee with regard to the subject matter hereof. This Note supersedes all previous agreements and understanding, whether written or oral, between such parties with respect to the subject matter hereof including, without limitation, the Original Note, which is hereby rendered null and void. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, personal representatives and permitted assigns.

14. Costs/Attorneys Fees. Within ten days following the date hereof, Maker shall pay to Payee any reasonable, documented out-of-pocket expenses incurred in connection with the negotiation of this Note and the transactions contemplated hereby. Maker shall pay on demand all costs of collection and reasonable attorneys fees and costs incurred or paid by Payee in enforcing the terms hereof or with respect to collection hereunder, provided that Payee substantially prevails in enforcing the terms of this Note.

15. Manner and Method of Payment. All payments called for in this Note shall be made in lawful money of the United States of America. If made by check, or other payment instrument, such check, draft, or other payment instrument shall represent immediately available funds. Should any payment date fall on a non-banking day, Maker shall make the payment on the next succeeding banking day. If requested in writing or by email to Maker’s Chief Financial Officer (or his delegate), Maker shall make all payments called for in this Note by wire transfer of immediately available funds to such bank account as the holder of this Note may request at least one business day before the Maturity Date (or if earlier, as soon as reasonably practical following the occurrence of an Event of Default).

16. Notices. Any notice or demand required by or in connection with this Note shall be given by facsimile (with confirmation), first class mail, reputable express courier, such as FedEx, or hand delivery to the parties at their addresses specified on the first page of this Note, as such address may be modified by written notice of the parties. All notices and demands for payment from the Payee or a holder actually received in writing by the Maker shall be considered to be effective upon the receipt thereof by the Maker regardless of the procedure or method utilized to accomplish delivery thereof to the Maker.

17. Assignability. This Note may not be assigned, sold, transferred or mortgaged by Payee at any time without the prior written consent of the Maker.

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18. Tense; Gender; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are capitalized throughout this Note. The section headings are for convenience only and are not part of this Note.

[SIGNATURE PAGE FOLLOWS]

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CYALUME TECHNOLOGIES HOLDINGS, INC.

By: /s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

JFC TECHNOLOGIES, LLC

By: /s/ James G. Schleck

Name:

Title:

/s/ James G. Schleck

James G. Schleck (solely for purposes of Section 11)

[SIGNATURE PAGE TO AMENDED AND RESTATED PROMISSORY NOTE]

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